EXHIBIT 4.1
EXECUTION VERSION
AMENDMENT NO. 2 TO
PREFERRED STOCK RIGHTS AGREEMENT
     This Amendment No. 2 (this “Amendment”) to the Preferred Stock Rights Agreement, dated as of October 24, 2001, as amended (the “Rights Agreement”), between Third Wave Technologies, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company N.A.), a national banking association (the “Rights Agent”), is made and entered into as of June 8, 2008.
     WHEREAS, the Board of Directors of the Company, at a meeting held on June 8, 2008 has determined that it is advisable and in the best interest of the Company to amend the Rights Agreement between the Company and the Rights Agent as set forth below;
     WHEREAS, concurrently herewith the Company is entering into that certain Agreement and Plan of Merger, dated June 8, 2008, by and among the Company, Hologic, Inc., a Delaware corporation and Thunder Tech Corp. (“Merger Sub”), a Delaware corporation, pursuant to which the Merger Sub will make an offer to purchase all of the Company’s outstanding Common Shares and following which the Merger Sub will be merged with and into the Company;
     WHEREAS, at the date of this Amendment, a Distribution Date has not occurred and there is no Acquiring Person; and
     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent are permitted to amend the Rights Agreement as set forth below.
     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:
     1. Section 1 of the Rights Agreement shall be supplemented by adding the following subsections (pp) through (uu) immediately after subsection (oo):
(pp) “Merger” shall have the meaning specified in the Merger Agreement.
(qq) “Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated June 8, 2008, as it may be amended from time to time, by and among Third Wave Technologies, Inc., Parent, and Merger Sub.
(rr) “Merger Sub” shall mean Thunder Tech Corp., a Delaware corporation.
(ss) “Parent” shall mean Hologic, Inc., a Delaware corporation.
(tt) “Purchaser Parties” shall mean Merger Sub and Parent.
(uu) “Tender Offer” shall mean the offer to purchase all of the Company’s issued and outstanding Common Shares pursuant to and in accordance with the terms of the Merger Agreement.

     2. The definition of “Acquiring Person” as set forth in Section 1(a) of the Rights Agreement shall be supplemented to include the following provision at the end of such definition:
     “Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Purchaser Parties nor any of their respective Affiliates or Associates or any of their permitted assignees or transferees shall be deemed to be an “Acquiring Person” by reason or as a result of (A) the commencement of the Tender Offer; (B) the acquisition of Common Shares by Merger Sub in accordance with the provisions of the terms of the Merger Agreement including, without limitation, in connection with the Tender Offer, the Merger or the exercise of the Top-Up Option (as defined in the Merger Agreement); (C) the approval, execution or delivery of the Merger Agreement or any amendment thereto; (D) the approval or consummation of the transactions and agreements contemplated by the Merger Agreement (including, without limitation, the Offer and the Merger); or (E) the public announcement of any of the foregoing (each of (A) through (D), a “Merger Event”).”
     3. The definition of “Distribution Date” as set forth in Section 1(l) of the Rights Agreement shall be amended by adding the following sentence at the end thereof:
     “Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by reason or as a result of a Merger Event.”
     4. The definition of “Expiration Date” as set forth in Section 1(q) of the Rights Agreement shall be deleted in its entirety and replace with the following:
     “Expiration Date” shall mean the earliest to occur of (i) the time immediately prior to the Effective Time of the Merger, (ii) the Close of Business on the Final Expiration Date (iii) the Redemption Date or (iv) the time at which the Board of Directors orders the exchange of the Rights as provided in Section 24 of the Rights Agreement.”
     5. The definition of “Shares Acquisition Date” as set forth in Section 1(hh) of the Rights Agreement shall be amended by adding the following sentence at the end thereof:
     “Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred by reason or as a result of a Merger Event.”
     6. The definition of “Triggering Event” as set forth in Section 1(oo) of the Rights Agreement shall be amended by adding the following sentence at the end thereof:
     “Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred by reason or as a result of a Merger Event.”
     7. Section 3(a) of the Rights Agreement shall be supplemented to include the following provision at the end of such subsection:
     “Notwithstanding the foregoing or anything to the contrary in this Agreement, no Distribution Date shall be deemed to occur or shall have occurred, by reason or as a result of a Merger Event.”

     8. Section 3(c) of the Rights Agreement is hereby amended by adding the words “AND JUNE 8, 2008” after the words “AS AMENDED AS OF FEBRUARY 18, 2003”.
     9. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
     “Notwithstanding anything in this Agreement to the contrary, neither a Triggering Event nor a Section 13 Event shall be deemed to have occurred by reason or as a result of a Merger Event.”
     10. Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:
     “Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred by reason or as a result of a Merger Event.”
     11. Section 26 of the Rights Agreement is hereby amended to change the firm and address to which copies of notices or demands to be given to the Company must be sent to:
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention: Richard W. Porter, P.C.
     12. Except for the amendments made hereby, the Rights Agreement shall continue in full force and effect.
     13. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of Delaware applicable to contracts to be made and performed entirely within Delaware.
     14. This Amendment shall be effective as of, and immediately prior to, the execution and delivery of the Merger Agreement, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.
     15. Exhibits A, B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment.
     16. If for any reason the Merger Agreement is terminated pursuant to Article X thereof and the Merger is abandoned, then this Amendment shall be no further in force and effect and the Rights Agreement shall remain the same as it existed immediately prior to the execution of this Amendment.
     17. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

     18. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

THIRD WAVE TECHNOLOGIES, INC.
By:	/s/ Maneesh K. Arora
	Name:	Maneesh K. Arora
	Title:	SVP and Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Edward Gurgil
	Name:	Edward Gurgil
	Title:	Manager, Investor Relations

Signature page for
Second Amendment to Rights Agreement